UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K




                               CURRENT REPORT
     Pursuant to Section 13 and 15(d) of the Securities Exchange Act of 1934


        Date of Report(Date of earliest event reported): JULY 11, 1996




                                MFB Corp.
            (exact name of registrant as specified in its charter)

                                INDIANA
               (State or other jurisdiction of incorporation)


              0-23374                             35-1907258
      (Commission File Number)         (IRS Employer Identification No.)


         121 South Church Street
           Post Office Box 528
           Mishawaka, Indiana                            46544
   (Address of principal executive offices)           (Zip Code)

      Registrant's telephone number, including area code: (219)255-3146



     Item 5. Other Events

             Pursuant to General Instruction F to Form 8-K, the press release issued July 11, 1996 concerning the Board of Directors' approval of up to five (5%) of the Registrant's outstanding shares of Common Stock is incorporated herein by reference and is attached hereto as Exhibit 1.


             Pursuant to General Instruction F to Form 8-K, the press release issued July 17, 1996 concerning the initial cash dividend announcement is incorporated herein by reference and is attached hereto as Exhibit 2.


     Item. 7. Financial Statements and Exhibits

             (c) Exhibits

                 Exhibit 1 - Press Release dated July 11, 1996.

                 Exhibit 2 - Press Release dated July 17, 1996.


                                    Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorzed.


                                          Timothy C. Boenne, Vice President

   Dated August 2, 1996
















EXHIBIT
 1

     July 11, 1996
             Point of Contact: Charles J. Viater



                      MFB Corp. ANNOUNCES THIRD QUARTER EARNINGS

   		             AND STOCK REPURCHASE PROGRAM



	Mishawaka, Indiana - MFB Corp. (NASDAQ/MFBC), (the "Corporation"), parent company of Mishawaka Federal Savings (the "Bank"), today reported consolidated net income of $424,000 for the three months ended June 30, 1996, compared to $313,000 for the comparative period ended June 30, 1995, an increase of 35.5%. Net income for the nine months ended June 30, 1996 was $1,172,000 compared to $997,000 for the nine months ended June 30, 1995, an increase of 17.6%.



	Net interest income for the most recent three month and nine month periods totaled $1.58 million and $4.41 million respectively compared to $1.38 million and $4.25 million for the same periods one year ago. During the three months ended June
30, 1996 total interest income increased by $508,000 compared to the same period one year ago primarily as a result of the increase in earning assets. Total interest expense increased $307,000 reflecting the growth in savings account deposits as well as the cost of borrowed funds. For the nine months ended
June 30, 1996 total interest income increased $1,009,000 while total interest expense increased $847,000.



	Noninterest income increased from $80,000 for the three months ended June 30, 1995 to $91,000 for the most recent three month period. Noninterest expense increased from $935,000 during the three months ended June 30, 1995 to $963,000 during the three months ended June 30, 1996. This expense increase is primarily related to increased advertising spending. For the nine month period ended June 30, 1996 noninterest expense decreased to $2.76 million from $2.83 million for the same period one year ago.



	Primary and fully diluted earnings per share for the three months and nine months ended

June 30, 1996 were $.22 and $.60 respectively compared to $.15 and $.49 for the comparable periods one year ago.



	The Corporation has increased total assets from $187.1 million at September 30, 1995 to $210.6 million as of June 30, 1996, an increase of $23.5 million (or 12.6%) during the most recent nine month period. "Asset growth allows us to better leverage our capital position and enhance shareholder value," according to Charles J. Viater, President and CEO of the company. "Loan demand has been strong," he added. Total net loans have increased from $121.2 million at September 30, 1995 to $138.8 million at June 30, 1996, an increase of $17.6 million (or
14.5%) during this nine month period. Asset growth has been funded primarily by growth in total savings deposits of $9.4 million and an increase in net borrowed funds of $17.5 million during the nine months ended

June 30, 1996.

	While achieving this substantial growth, the Corporation continues to maintain asset quality that compares favorably to its industry peer group. The ratio of nonperforming assets to total assets as of June 30, 1996 was .06% compared to .17% as of September 30, 1995.



	In addition, the Corporation announced today that the Board of Directors has approved the repurchase, from time to time, on the open market of up to 98,699 of the Corporation's outstanding shares of common stock, without par value, a number of shares equal to 5% of its outstanding shares. Such purchases will be made subject to market conditions in the open market or block transactions. Repurchases may begin immediately, as the required regulatory approval has been received. Viater indicated that the Board of Directors approved the repurchase program based on the current price level of the Corporation's common stock and the strong capital position of Mishawaka Federal Savings. He added that "the repurchase of our shares will benefit both our shareholders and the company and is consistent with our ongoing efforts to improve shareholder value." The Board believes that the Corporation's shares are from time to time undervalued by the market and this program will have the effect of enhancing the book value per share and the potential for growth in earnings per share on the Corporation's remaining outstanding shares.



































































































MFB CORP. AND SUBSIDIARY

Consolidated Balance Sheets (Unaudited)

June 30, 1996 and September 30, 1995

(in thousands)



	June 30,	September 30,

	1996	1995

ASSETS

Cash and due from financial institutions	$    579	$    2,063

Interest-earning deposits in other financial institutions
646	     5,391

	Cash and cash equivalents	1,225	7,454

Interest-earning time deposits in other financial
institutions	991	1,880

Securities available-for-sale	40,267	---

Securities held-to-maturity	---  	40,117

Other securities - Federal Home Loan Bank stock	1,336	1,271

Mortgage-backed and related securities
available-for-sale	24,780	---

Mortgage-backed and related securities held-to-maturity	---
	11,905

Total loans	139,095	121,491

Less allowance for loan losses	     (333)	     (310)

	Loans receivable, net	138,762	121,181

Accrued interest receivable	857	818

Premises and equipment, net	1,939	1,977

Other assets	402	462



      	Total Assets	$210,559	$187,065





LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities

	Deposits	$153,962	$144,552

	Advances from borrowers for taxes and insurance	1,129	2,169

	Borrowed Funds	17,500	---

	Accrued expenses and other liabilities	      277	    2,345

	    Total Liabilities	172,868	149,066



Shareholders' Equity

	Common Stock	18,284	19,657

	Retained earnings	20,904	19,732

	Employee stock ownership plan	(950)	(1,100)

	Recognition and retention plans	(210)	(290)

	Net unrealized depreciation on securities available-for sale,
net of tax	    (337)	      ---

	     Total shareholders' equity	 37,691	37,999



       Total Liabilities and Shareholders'
Equities	$210,559	$187,065



















MFB CORP. AND SUBSIDIARY

Consolidated Statement of Income (Unaudited)

Three Months and Nine Months Ended June 30, 1996 and 1995

(in thousands)







	Three Months Ended June 30,	Nine Months Ended June 30,

	1996	1995	1996	1995



Total interest income	$3,633	$3,125	$10,248	$9,239



Total interest expense	2,050	1,743	  5,816	4,969



Net interest income	1,583	1,382	4,432	4,270



Provision for loan losses	       8	       7	     23	     23



Net interest income after provision for loan
losses	1,575	1,375	4,409	4,247



Total noninterest income	       91	80	295	236



Total noninterest expense	       963	935	2,758	2,827



Income before income taxes	703	520	1,946	1,656



Income tax expense	279	207	774	659



	Net Income	$424	$313	$1,172	$997







Earnings per common and common equivalent share	$   .22	$
 .15	$   .60	$   .49





Earnings per share assuming full dilution	$   .22	$   .15	$
 .60	$   .49


EXHIBIT 2
July 17, 1996                         Point of Contact:  Charles J. Viater

                   MFB Corp. ANNOUNCES DIVIDEND

     Mishawaka, Indiana - MFB Corp. (NASDAQ/MFBC), (the "Corporation"), parent company of Mishawaka Federal Savings (the "Bank") based in Mishawaka, Indiana announced today that the Corporation has declared a cash dividend of $.06 on each share of its Common Stock for the quarter ended June 30, 1996. The dividend is payable on August 20, 1996 to holders of record on August 6, 1996.

     "This initial dividend is part of our ongoing effort to reward our shareholders for the confidence they have shown in the Bank over the years" according to Charles J. Viater, President and CEO of both the Corporation and the Bank. "We trust that this action today will serve to reinforce that confidence." The Bank is a wholly owned subsidiary of MFB Corp. with assets of $211 million as of June 30, 1996.